EXHIBIT 99.2

                       AMERICAN NATURAL ENERGY CORPORATION
                           7030 South Yale, Suite 404
                              Tulsa, Oklahoma 74136
                       Tel: 918-481-1440 Fax: 918-481-1473


   AMERICAN NATURAL ENERGY CORPORATION ANNOUNCES ANNUAL FILINGS UNDER NATIONAL
      INSTRUMENT 51-101 STANDARDS OF DISCLOSURE FOR OIL AND GAS ACTIVITIES

TULSA, OKLAHOMA, MAY 14, 2004. American Natural Energy Corporation ("ANEC") (TSX Venture:ANR.U) has filed its Form 51-101F1 - Statement of Reserves Data and Other Information, Form 51-101F2 - report of Independent Qualified Reserves Evaluator and Form 51-1011F3 - Report of management and Directors for Oil and Gas Activities under national Instrument 51-101 Standards of Disclosure for Oil and Gas Activities. The filings can be accessed electronically from the SEDAR system at www.sedar.com.

ANEC is a Tulsa, Oklahoma based independent exploration and production company with operations in St. Charles Parish, Louisiana. For further information please contact Michael Paulk, CEO at 918-481-1440 or Steven P. Ensz, CFO at 281-367-5588.

This Press Release may contain statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of ANEC, its directors, or its officers with respect to the future business, well drilling and operating activities and performance of ANEC. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors, including, among others, the levels of and fluctuations in the prices for natural gas and oil and the demand for those commodities and the outcome of ANEC's development and exploration activities, including the success of its current well drilling activities. Important additional factors that could cause such differences are described in ANEC's periodic reports and other filings made with the Securities and Exchange Commission and may be viewed at the Commission's Website at www.sec.gov.


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